Exhibit 5.3

[Letterhead of Barnes & Thornburg LLP]

July 7, 2010

GKC Indiana Theatres, Inc.

c/o Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Ladies and Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-3 (No. 333-167383) (the “Registration Statement”) of Carmike Cinemas, Inc., a Delaware corporation (“Carmike”) and GKC Indiana Theatres, Inc., an Indiana corporation (the “Indiana Subsidiary”), Eastwynn Theatres, Inc., an Alabama corporation, George G. Kerasotes Corporation, a Delaware corporation, GKC Michigan Theatres, Inc., a Delaware corporation, GKC Theatres, Inc., a Delaware corporation and Military Services, Inc., a Delaware corporation (together with the Indiana Subsidiary, the “Guarantors”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by Carmike of up to $175,000,000 of debt securities of Carmike (the “Debt Securities”) and related joint and several guarantees by the Guarantors of the Debt Securities (the “Guarantees”) to be issued and sold under the provisions of an indenture in the form attached to the Registration Statement as Exhibit 4.1 (an “Indenture”). We have examined such records, certificates and other documents and have made such investigation of law as we have deemed necessary in the circumstances.

In connection with rendering the opinions set forth hereinafter, we have reviewed the following (collectively, the “Documents”):

(a) The Registration Statement;

(b) Articles of Incorporation of the Indiana Subsidiary, including any and all amendments thereto, certified by an officer of the Indiana Subsidiary as of the date hereof;

(c) Bylaws of the Indiana Subsidiary certified by an officer of the Indiana Subsidiary as of the date hereof;

(d) Resolutions of the Board of Directors of the Indiana Subsidiary certified by an officer of the Indiana Subsidiary as of the date hereof;

GKC Indiana Theatres, Inc.

July 7, 2010

(e) Such other documents, records and instruments as we have deemed necessary in connection with the rendering of this opinion; and

(f) A certificate of existence dated as of July 7, 2010 with respect to the Indiana Subsidiary issued by the Indiana Secretary of State.

For purposes of this opinion, we have, with your consent, assumed:

(a) The legal capacity of all signatories;

(b) The genuineness of the signatures of the persons signing the Documents;

(c) The authenticity of all documents submitted to us as originals;

(d) The conformity to originals of all documents submitted to us as certified, conformed or photostatic copies and the completeness thereof;

(e) The legal existence of all parties to the Documents other than the Indiana Subsidiary; and

(f) For purposes of the opinions set forth in opinion paragraph 3 below, there are no changes in the laws, rules or regulations of the State of Indiana applicable to the Indiana Subsidiary between the date of this opinion and the date of issuance of any of the Debt Securities or the Guarantees under an Indenture as contemplated by the Registration Statement.

We have also relied as to factual matters (as opposed to legal matters or conclusions) upon statements, representations and certificates or other documents made or furnished to us by officers and other representatives of the Indiana Subsidiary or by governmental authorities and upon such other documents and data as we have deemed necessary or appropriate to render the opinions expressed below. Nothing has come to our attention to suggest that our reliance upon the representations, certificates and documents so provided is not reasonable under the circumstances.

Based upon the foregoing and subject to further qualifications and limitations hereinafter set forth, it is our opinion that:

1. The Indiana Subsidiary is a corporation validly existing under the laws of the State of Indiana.

2. The Indiana Subsidiary has the corporate power to execute, deliver and perform the Guarantees pursuant to the terms of an Indenture as contemplated by the Registration Statement;

GKC Indiana Theatres, Inc.

July 7, 2010

3. When (i) the steps mentioned in the next paragraph have been taken, and (ii) the Debt Securities and the Guarantees shall have been duly executed, authenticated and delivered in accordance with an Indenture against payment therefor, (a) the Guarantees by the Indiana Subsidiary will be valid and binding obligations of the Indiana Subsidiary, and (b) such execution, authentication, delivery and performance will not violate any law, rule or regulation of the State of Indiana applicable to the Indiana Subsidiary.

The steps to be taken which are referred to in the next preceding paragraph are:

1. Any Indenture or supplemental Indenture to be entered into in connection with the issuance of the Debt Securities and Guarantees has been duly authorized, executed and delivered by the applicable trustee, Carmike and the applicable Guarantors (including the Indiana Subsidiary);

2. The specific terms of the particular Debt Securities and Guarantees have been duly authorized and established in accordance with the applicable Indenture and/or supplemental Indenture;

3. The Debt Securities and the Guarantees have been issued and sold and the purchase price for the Debt Securities and the Guarantees has been paid in accordance with the transactions proposed in the applicable Indenture and/or supplemental Indenture and in the Registration Statement, as the same may be amended;

4. Appropriate definitive action by the Board of Directors of each of Carmike and the applicable Guarantors (including the Indiana Subsidiary) or an authorized committee thereof with respect to the proposed transactions set forth in the applicable Indenture and/or supplemental Indenture and in the Registration Statement;

5. Compliance with the Securities Act, applicable state blue sky laws and the Trust Indenture Act of 1939, as amended; and

6. Issuance and sale of the Debt Securities and Guarantees in accordance with the corporate authorization aforesaid.

A. Our opinions are subject to: (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors’ rights generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights; and (ii) the general principles of equity and judicial discretion, including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, regardless of whether considered in a proceeding in equity or law. We give no opinion as to the availability of any equitable remedy.

GKC Indiana Theatres, Inc.

July 7, 2010

B. This opinion letter is dated and speaks as of the date of delivery. We have no obligation to advise you or any third parties of changes in law or fact that may hereafter occur or come to our attention, even though the legal analysis or legal conclusions contained in this opinion letter may be affected by such changes.

C. This opinion letter is limited to the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction.

D. Our opinions are limited to only those laws, rules and regulations that we have, in the exercise of customary professional diligence, but without any special investigation, recognized as generally applicable to the transactions contemplated by the Registration Statement or to business organizations of the same type as the Indiana Subsidiary (which are not engaged in regulated business activities).

E. We have not reviewed, and do not opine as to, the existence or impact of any applicable securities or “blue sky” laws or laws relating to taxation of income or revenues.

F. We consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement filed with the Securities and Exchange Commission on the date hereof. This opinion may also be relied upon by King & Spalding LLP solely for the purpose of rendering its opinion relating to the Registration Statement.

Very truly yours,

/s/ Barnes & Thornburg LLP